 Preliminary Offering Circular dated March 7, 2023

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

OFFERING CIRCULAR

ALMCO PLUMBING, INC.

5663 Balboa Avenue, San Diego, CA 92111

Telephone: 858-209-7214

Website: https://almcoplumbing.com

Almco Plumbing, Inc. is offering 15,000,000 shares of our common stock at a price of $1 per share, in a self-underwritten, no minimum, best-efforts public offering for gross proceeds of $15,000,000. We will not place any subscription funds in escrow but will use funds when, as and if received. See, how we plan to use proceeds from the sale of our shares. Each subscriber has no limit to purchase our shares. The offering will terminate one year from the date of this offering circular. We plan to commence sales of our common stock as soon as the Regulation A Offering of which this offering circular is a part, is qualified by the U.S. Securities and Exchange Commission. See, “Description of Securities We Are Offering”, page 23, and Plan of Distribution, page 13, of this offering circular. We are using the Form 1-A disclosure format in this offering circular.

Investment in our common stock involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors”, beginning on page 5 of this offering circular, before deciding to invest.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

	Price to the Public	Underwriting discounts and commissions (1)	Proceed to Issuer (2)	Proceeds to other persons
Per share	$1	None	$1	None
Total	$15,000,000	None	$15,000,000	None

(1) We expect to incur expenses in connection with the sale of our shares estimated at $30,000

(1)	We do not expect to incur any underwriting discounts, commissions or related expenses or allowances.
(2)	We expect to incur $10,000 in costs and expenses related to the sale of our shares.

The date of this offering circular is March 7, 2023

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USE OF PRONOUNS AND OTHER WORDS

The pronouns “we”, “us”, “our” and the equivalent used in this offering circular mean Almco Plumbing, Inc. In the footnotes to our financial statements, the “Company” means Almco Plumbing, Inc. The pronoun “you” means the reader of this offering circular.

SUMMARIES OF REFERENCED DOCUMENTS

This offering circular contains references to, summaries of and selected information from agreements and other documents. These agreements and other documents are not incorporated by reference; but, are filed as exhibits to our Regulation A Offering Statement of which this offering circular is a part and which we have filed with the U.S. Securities and Exchange Commission. We believe the summaries and selected information provide all material terms from these agreements and other documents. Whenever we make reference in this offering circular to any of our agreements and other documents, you should refer to the exhibits filed with our Regulation A Offering Statement of which this offering circular is a part for copies of the actual agreement or other document. See “Where You Can Find Additional Information About Us” for instructions as to how to access and obtain these agreements and other documents.

 REGULATION A+ OVERVIEW

We are offering our Stock pursuant to rules adopted by the SEC mandated under the Jumpstart Our Business Startups Act of 2012, or the Jobs Act. These offering rules are often referred to as “Regulation A+.” We are relying upon “Tier 2” of Regulation A+, which allows us to offer of up to $75 million in a 12-month period.

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FORWARD-LOOKING STATEMENTS

This offering circular contains forward–looking statements that involve risks and uncertainties. We use words such as “project”, “believe”, “anticipate”, “plan”, “expect”, “estimate”, “intend”, “should”, “would”, “could”, or “may”, or other such words, verbs in the future tense and words and phrases that convey similar meaning and uncertainty of future events or outcomes to identify these forward–looking statements. There are a number of important factors beyond our control that could cause actual results to differ materially from the results anticipated by these forward–looking statements. While we make these forward–looking statements based on various factors and using numerous assumptions, you have no assurance the factors and assumptions will prove to be materially accurate when the events they anticipate actually occur in the future.

The forward–looking statements are based upon our beliefs and assumptions using information available at the time we make these statements. We caution you not to place undue reliance on our forward–looking statements as (i) these statements are neither predictions nor guaranties of future events or circumstances, and (ii) the assumptions, beliefs, expectations, forecasts and projections about future events may differ materially from actual results. We undertake no obligation to publicly update any forward–looking statement to reflect developments occurring after the date of this offering circular.

YOU SHOULD RELY ONLY ON THE INFORMATION IN THIS OFFERING CIRCULAR

You should rely only on the information contained in this offering circular. We have not authorized anyone to provide information different from that contained in this offering circular. We will sell our shares only in jurisdictions where such sale and distribution is permitted. The information contained in this offering circular is accurate only as of the date of this offering circular regardless of the time of delivery of this offering circular or the distribution of our common stock.

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Summary of Information in Offering Circular

We are a full-service plumbing company operating in San Diego area , California . Using the proceeds from the sale of our common stock, we plan to expand our operating territory and the services we provide, including heating, ventilation and air condition services. Our management has more than 5 years of experience operating a plumbing company.

After the qualification of the offering statement of which this offering circular is a part and sales of our common stock to not less than twenty-five investors, we plan to seek a market maker to file an application for a trading symbol with the Financial Industry Regulatory Authority (“FINRA”).   We do not have a trading symbol at the date of this offering circular and our common stock is not listed on any national securities exchange market or quoted on the OTC Pink Market. While we intend to apply for the quotation of our common stock on the OTCQB when if and when a trading symbol is issued for our common stock you have no assurance that we will meet the minimum requirements for such listing other than quotation on OTC Pink Market. You have no assurance that an active trading market for our shares will develop or will be sustained if developed.

We are offering 15,000,000 shares of our common stock at a price of $1 per share, in a self-underwritten, no minimum, best-efforts public offering for gross proceeds of $15,000,000. We will not place any subscription funds in escrow but will use funds when, as and if received. See, "How We Plan To Use Proceeds from the Sale of Our Shares". No minimum purchase is required to purchase any of our shares. The offering will terminate one year from the date of this offering circular.

Our Corporate History

We were incorporated in the state of California on March 20, 2018. Our address is 5663 Balboa Avenue, San Diego, CA 92111 and phone number is 858-252-9321. Vladyslav Khorenko is our founder. The address of our website is https://almcoplumbing.com

Investment in our common stock involves a high degree of risk. See, “Risk Factors”, the next following section.

Risk Factors

In addition to the forward-looking statements and other comments regarding risks and uncertainties included in the description of our business and elsewhere in this offering circular, the following risk factors should be carefully considered when evaluating our business and prospects, financial and otherwise. Our business, financial condition and financial results could be materially and adversely affected by any of these risks. The following risk factors do not include factors or risks which may arise or result from general economic conditions that apply to all businesses in general or risks that could apply to any issuer or any offering.

Our limited liquidity and financial resources threaten our ability to remain in business and pursue our business plan.

We have a small liquidity and our financial resources are also limited. We have insufficient capital to fund our plan of operations and cannot be profitable without outside financing or equity funding. In the event we are not able to obtain sufficient future funding to continue growing our business we may be able to remain in business; in which event you would lose your entire investment.

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We expect to need to raise additional capital that may not be available on acceptable terms.

We expect to require substantial capital over the next several years in addition to net proceeds from the sale of our common stock, assuming we sell of the shares we are offering pursuant to this offering circular, in order to continue our projects and development efforts related to implementation new high-level standards in plumbing business. We expect capital outlays and operating expenditures to increase as we expand our infrastructure and development activities. Our business or operations may change in a manner that would consume available funds more rapidly than anticipated, and substantial additional funding may be required to maintain operations, develop new services, acquire complementary products, or technologies or otherwise respond to competitive pressures and opportunities.

We may in the future raise additional capital through a variety of sources, including the public equity markets, additional private equity financings, collaborative arrangements and/or private debt financings. Additional capital may not be available on terms acceptable to us, if at all. If additional capital is raised through the issuance of equity securities, our individual stockholders will experience a reduction in the percentage of our common stock that they own, and such securities may have rights, preferences or privileges senior to those of the holders of our common stock. If we raise additional capital through the issuance of debt securities, the debt securities would have rights, preferences and privileges senior to holders of common stock, and the terms of that debt could impose restrictions on our operations.

The Jumpstart Our Business Startups (JOBS) Act will allow us to postpone the date by which we must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The JOBS Act enacted in 2012 is intended to reduce the regulatory burden on “emerging growth companies”. We meet the definition of an “emerging growth company” and so long as we qualify as an “emerging growth company,” we will, among other things:

•	be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that in the event we engage an independent registered public accounting firm that firm will not be required to provide an attestation report on the effectiveness of our internal control over financial reporting;
•	be exempt from the “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

We may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the audit or attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

As a “Tier 2” Regulation A we will be required to file quarterly and annual reports and other information under the Securities Exchange Act of 1934.

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However, we are evaluating the JOBS Act and intend to take advantage of all of the reduced regulatory and reporting requirements that will be available to us so long as we qualify as an “emerging growth company.” We have elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that our future independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of our internal control over financial reporting so long as we qualify as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as we qualify as an “emerging growth company”, we may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate us. As a result, investor confidence in us and the market price of our common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company” as long as we have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

Our limited liquidity and financial resources may restrict our service by discouraging potential customers from engaging our services because of uncertainty as to whether our service will continue to be available.

Questions and doubts about our financial viability may discourage potential customers from working with us. Our inability to attract customers would inhibit the growth of our revenue. Without beginning growth in sales and additional funding, it is unlikely your investment will achieve any value and may result in a complete loss of your investment.

The risk of incompetence and lack of experience of our management in managing day-to-day public company

Our management has no experience in managing day-to-day public company; as a result, we may incur additional management related expenses pertaining to SEC reporting obligations and SEC compliance matters.

Our President and Chief Executive Officer, Mr. Khorenko, is responsible for managing us, including compliance with SEC reporting obligations, and maintaining disclosure controls and procedures and internal control over financial reporting. These public reporting requirements and controls are new for management and will require us to obtain outside assistance from legal, accounting or other professionals that will increase our costs of doing business. Should we fail to comply with SEC reporting and internal controls and procedures and to otherwise comply with other securities law provisions, our costs will increase and negatively affect our results of operations, cash flow and financial condition. Should we fail to comply with SEC reporting and internal controls and procedures, we may be subject to securities laws violations that may result in additional compliance costs or costs associated with SEC judgments or fines, both of which will increase our costs and negatively affect our potential profitability and our ability to conduct our business.

Our limited operating history makes it difficult for you to evaluate the merits and risks of purchasing our common stock.

Our low net income does not provide a sufficient basis for you to assess of our business and prospects. You have no assurance we will be able to generate more revenues or sufficient revenues from our business consistently to become the stable publicly reporting company in future periods. Without sufficient revenues, we may be unable to create value in our common stock. We are subject to the risks inherent in any new business in a highly competitive marketplace. You must consider the likelihood of our success in light of the problems, uncertainties, unexpected costs, difficulties, complications and delays frequently encountered in developing and expanding a new business and the competitive environment in which we plan to operate. If we fail to successfully address these risks, our business, financial condition and results of operations would be materially harmed. Your purchase of our common stock should be considered a high-risk investment because of our unseasoned, early-stage business which may likely encounter unforeseen costs, expenses, competition and other problems to which such businesses are often subject.

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If we lose our CEO or are unable to attract and retain qualified personnel, our business could be harmed and our ability to compete could be impaired.

Our success depends to a significant degree upon the continued contributions of our current management. If we lose the services of Mr. Khorenko, we may be unable to achieve our business objectives. The termination of one or both members of our current management for any reason in the near future could be expected to have a materially adverse effect on us because they are our only management at the date of this offering circular and we believe we cannot employ replacements for them who would have their level of dedication to, vision for and financial interest in us. Furthermore, the salary and benefits required by replacements would be expected to exceed our financial resources in the foreseeable future. We do not have employment agreements with our current management at the present time.

Early investors have a greater risk of loss than later investors.

We have not established any minimum number of shares we must sell in order to sell any shares. We plan to begin using proceeds from the sale of our common stock for the purposes set forth under “How We Plan To Use Proceeds from the Sale of Our Shares” as soon as received. Early investors will not know how many shares we will ultimately be able to sell, the amount of proceeds from sales and whether the proceeds will be sufficient for us to grow our business and minimum operations described in this offering circular. Later investors will be able to evaluate the amount of proceeds we have raised prior to their investment, how we have actually used those proceeds and whether we are likely to generate sufficient revenue.

You will experience substantial dilution in the book value of your investment and may experience future dilution in the percentage of equity represented by shares you purchase.

The existing stockholder, Mr. Khorenko, who is our director and chief executive officer, has paid less than $1 per share for the 32,000,000 shares he owns and current net tangible assets are less than $1 per share, the price you will pay in the event you purchase our shares. Immediately following your investment, the book value per share of all shares outstanding will be averaged based on net tangible assets and will be less than $1 per share. In the event we were to be liquidated before increasing our net tangible assets in excess of $1 per share the outstanding, which would be principally through current and retained earnings, of which you have no assurance we will earn, your distribution of the liquidation value after expenses would be less than $1 per share and you would experience the loss of all or a portion of your investment in us.

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw funds once we accept the investment.

We are selling the shares of this offering without an underwriter and may be unable to sell any shares.

Our offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our directors and executive officers, who will receive no commissions. There is no guarantee our directors and executive officers will be able to sell any of the shares. Unless they are successful in selling all of the shares we are offering, we may have to seek alternative financing to implement our business plan.

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Risk of service expanding and management of growth.

We expect to experience rapid growth, which will place a significant strain on our financial and managerial resources. In order to achieve and manage growth effectively, we must establish, improve and expand our operational and financial management capabilities. Moreover, we will need to increase staffing and effectively train, motivate and manage our employees. Failure to manage growth effectively could harm our business, financial condition or results of operations. We may be unable to attract and retain personnel with the technical qualifications or managerial experience necessary for the development of our business and planned expansion into areas and activities requiring additional expertise.

Operating results may significantly fluctuate from the number of technical staff.

We receive a significant portion of our revenues, from every-day customers’ payments. We can see that number of technical staff it is a criterion which effects on every day income. As a result, operating results may vary substantially from quarter to quarter, and thus from year to year if some employees quit, get sick or move out to competitors. Revenue for any given period may be greater or less than revenue in the immediately preceding period or in the comparable period of the prior year.

The trading in our shares will be regulated by SEC Rule 15G-9 which establishes the definition of a “Penny Stock.”

You have no assurance our common stock will trade at prices above the “penny stock” level. We expect our shares to be defined as a penny stock under the Exchange Act and rules of the SEC. The Exchange Act and penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $4,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and must deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase.

Voting control by our management means you and other stockholders will not be able to elect our directors and you will have no influence over our management.

Our management owns 32,000,000 shares of Common Stock and has a right to vote sixty four percent of all votes cast by holders of common stock. Accordingly, holders of common stock, regardless of the number of issued and outstanding shares will vote not more than thirty six percent of all votes cast and will not be able to elect any directors or approve or effectively oppose any actions or transactions requiring stockholder approval.

If we are unable to effectively manage our growth, our ability to implement our business strategy and our operating results will likely be materially adversely affected.

Implementation of our business plan will likely place a significant strain on our management who must develop administrative, operating and financial infrastructures. To manage our business and planned growth effectively, we must successfully develop, implement, maintain and enhance our financial and accounting systems and controls, identify, hire and integrate new personnel and manage expanded operations. Our failure to do so could either limit our growth or cause our business to fail.

Risks Related to this Offering

We have arbitrarily determined the offering price and terms of the common stock shares being offered through this offering circular. The one dollar ($1) offering price of the common stock shares has been arbitrarily determined and bears no relationship to our assets or book value, or other investment or valuation criteria. No independent appraiser has valued our common stock shares. Accordingly, there is no basis upon which to determine whether the offering price is indicative of any real underlying share value that our selling shareholders are offering. We urge all prospective investors to seek counsel with their legal, financial or tax advisor, or other trusted professional regarding the offering price, the offering terms, and the advisability of investing in the common stock shares, or not.

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Risks arising from the COVID-19 pandemic.

We are unable to predict risks with possible arising continuation from the COVID-19 pandemic.

An occurrence of an uncontrollable event such which we saw in 2020 as the COVID-19 ‘Stay home” mandatory policy issued by Government in case of repetition may negatively affect to our operations and financial results because new projects will be delayed and more likely we can expect shortage of technical workers.

Climate-related risks

Statement about Climate change and the energy transition to a low-carbon economy pose a systemic for many companies. Many risks are already taking effect, impacting the cost of goods, diesel price, labor and material cost across multiple sectors. Our company recognize and appraise physical and transitional climate risks. We disclose these risks and the board’s approach to their management. We consider the Company’s current level of disclosure to be sufficient for investors to fully appraise its material climate-related risks and opportunities.

We have Mercedes cargo vans on our balance sheet that we use to provide the service.

These vehicles have been equipped the working catalytic converters; system programmed into the with BlueTEC II emission control system software. These devices emissions controls perform effectively – resulting in a decrease in NOx emissions above compliant levels with applicable emissions standards under the Clean Air Act.

Risks related with the difficulties of constant control and monitoring emissions systems in diesel vehicles Mercedes-Benz as well as scheduled repairs and maintenance consist of a software update and replacement of select hardware, which differs across models and model years.

Risks associated with the lack projects to mitigate excess ozone-creating nitrogen oxides (NOx) emitted from the vehicles and affecting the human body. (NOx)pollution contributes to the formation of harmful smog and soot, exposure to which is linked to a number of respiratory- and cardiovascular-related health effects. Children, older adults, people who are working or active outdoors, and people with heart or lung disease are particularly at risk for health effects related to smog or soot exposure. Nitrogen dioxide formed by (NOx) emissions can aggravate respiratory diseases, particularly asthma, and may also contribute to asthma development in children.

Location

Our business is focused on the West coast (California), concentrating its exposure to local economic conditions in this region. Cooling housing market, low levels of construction or housing starts in California areas could result in a decline in the Company's activity levels, which could negatively impact on our business, financial condition and results of operations.

Risks related to the market for our common stock

We do not have a trading symbol and our common stock is currently not quoted on any market. There is presently no market for the common stock shares that the selling shareholders are offering, and we cannot be certain that a public market will become available, or that there will be sufficient liquidity to allow for their sale or transferability within the near future, or at all. Even if we do obtain a quotation, there is no assurance that a sufficiently active market will develop to sell your shares. Accordingly, you should consider that your investment in our shares to be illiquid and/or present difficulties in their resale or transferability.

The risk of reduce the price of our stock

Our common stock price may be volatile and could fluctuate widely in price, which could result in substantial losses for investors. In addition, the securities markets have from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

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Plan of Distribution

We are offering 15,000,000 shares of our common stock at a price of $1 per share, in a self-underwritten, best-efforts public offering for gross proceeds of $15,000,000. We are not requiring ourselves to sell any minimum number of shares. Mr. Khorenko, our director and executive officer, will offer and sell our shares and will not receive any commission or other compensation related to these activities. We will rely on Rule 3(a)4-11 in that Mr. Khorenko has never been either a registered securities broker-dealer or an affiliate or associated person thereof. We will receive the net proceeds from the sale of the shares.The offering will terminate one year from the date of SEC will qualify this offering. You have no assurance we will be able sell any or all of the shares.

Persons who decide to purchase our common stock will be required to complete a subscription agreement and submit it to us at the address set forth in the subscription agreement together with a bank check for the subscription price payable to us or concurrently wire the subscription price to the bank account identified in the subscription agreement. We reserve the right to reject subscriptions for any reason. In the event we reject any subscription the associated funds will be promptly refunded to the subscriber.

How We Plan to Use Proceeds from the Sale of Our Shares

We expect to receive gross proceeds of $15,000,000 from the sale of our shares, if we sell the entire offering of 15,000,000 shares, and to incur in expenses of $10,000 associated with the offering. The purposes to which we intend to apply the proceeds are set forth in the following table. The columns in the table indicate the level of proceeds applied to the individual line items in the table based on the percentage of the total offering that we sell.

Use of Proceeds:	3,000,000 Shares Sold 20%	7,500,000 Shares Sold 50%	15,000,000 Shares Sold 100%
Capital Raised	$3,000,000	$7,500,000	$15,000,000
Open subsidiary	2,500,000	6,500,000	13,100,000
Software for B-to-B mode	200,000	400,000	800,000
Advertising (1)	50,000	70,000	100,000
New projects in similar industry (2)	100,000	250,000	500,000
Warehouse rent	40,000	70,000	90,000
Supplies	100,000	200,000	400,000
Expenses associated with the offering	$10,000	$10,000	$10,000
Total Use of Net Offering Proceeds	$3,000,000	$7,500,000	$15,000,000

Base on 1 share cost $1

Advertising (1)

Google platform, Yelp, Instagram, Facebook, YouTube channel.

New projects in similar industry (2)

As continue growing we are planning to expand our existing business and develop the new activities such as:

Heating and Air Conditioning, Water Chemistry & Filtration, Restoration and Flood Damaging Repair, Remodeling, Caring of Swimming Pools, General Construction, Commercial - Business to Business needs. (B to B)

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DILUTION

You should note that the requirement for disclosure of dilution information contained in the regulations of the U.S. Securities and Exchange Commission apply and are deemed to be a material investment consideration for enterprises which, like us, do not have a public market for the shares being offered for sale. If a public trading market develops and sets the price for the common stock of an enterprise, dilution is no longer deemed to be relevant to an investment decision and disclosure of dilution information is no longer required. Although we plan to apply for a trading symbol and, if received, we plan encourage the development of a public market for our common stock, you have no assurance we will receive a trading symbol and even if we do, that a public trading market will develop or if it does develop that it will be active. Therefore, you may want to consider how dilution may affect your investment.

Our net tangible book value at the date of this offering circular is $35,000 with 35,000,000 shares of common stock outstanding. The following table sets forth the dilution purchasers of our common stock will incur (a) in book value per share assuming we had sold the specified percentages of the 15,000,000 shares we are offering with net proceeds to us of $1 per share, and (b) the amount per share available for a liquidating distribution assume we were to be liquidated immediately following the date of such sale, had no expenses (including expenses of liquidation) and had incurred no debts. Expenses and debts incurred prior to such liquidation would increase the dilution experienced by purchasers of our shares. Issuance of the Series A Preferred Stock will not affect the data in the following table because the preferred stock is not used in calculating basic book value per share of common stock, but is included in calculating fully diluted book value per share, and and will not participate in liquidating distributions until and after holders of common stock have received distributions equal to the highest cash price at which we have sold common stock, which would be $1 per share upon completion of the offering made by this offering circular.

% sold	Total outstanding	Net tangible book value /share	Increase/share to existing stockholders	% owned by existing stockholders	Dilution/share to new stockholders	% owned by new stockholders
25%	38,750,000	$0.10019	$0.104	90.3%	$0.900	9.7%
50%	42,500,000	$0.17959	$0.183	82.4%	$0.820	17.6%
75%	46,250,000	$0.24611	$0.250	75.7%	$0.754	24.3%
100%	50,000,000	$0.30265	$0.306	70.0%	$0.697	30.0%

Dilution is the amount which purchasers of the shares would lose, assuming we were to have been liquidated immediately following the sale of the respective percentages of the shares, assuming realization of tangible assets at book value, no costs of liquidation, no recovery on intangible assets, no incurrence of expenses and no outstanding debt.

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Description of Our Business

Our business history and operations

In during four years, we built the strong professional working team to develop and growing our plumbing business.
Our Service Philosophy is as follows: Plumbers treat your home with respect and consideration. We wipe our feet on our own mats, we wear shoe covers before entering your home, and we’ll offer you a fair assessment of your plumbing situation and how much it will cost to handle it. Our prices are flat-rate and upfront, so you don’t have to worry about inflating prices as the job goes on.

We generate revenue from single family residential, multifamily residential and commercial customers, respectively. These operating segments offer similar products and services with differing complexities to distinct customer groups and have different competitors.

The single-family residential market includes housing projects, small condominium projects, and town house development. The multifamily residential market includes apartment projects and condominiums. For family and multifamily residential customers, we provide plumbing, maintenance and repair services.

Our commercial segment is focused on obtaining plumbing and mechanical contracts with higher margins.

We provide plumbing, mechanical contracting services, maintenance and repair to commercial customers. The commercial market includes retail establishments, office buildings, hotels, manufacturing plants and other industrial complexes.

Our Code of Values

INTEGRITY

•	Making only agreements we are willing, able and intend to keep.
•	Operating in a responsible manner: “Above the line…”
•	Communicating openly and with purpose.
•	Never saying anything about anyone that we would not say to him or her.

CUSTOMER FOCUS

•	Continuously striving to maximize internal and external customer loyalty.
•	Making our best effort to understand and appreciate the customers’ needs in every situation.

RESPECT

•	Responding in a timely fashion.
•	Your home and/or your property, are always tried with the highest respect.
•	We live your home clean every time after we are done working.

We are BBB A+ rating.

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Overview of our business

Virtually all construction and renovation in the United States generates demand for plumbing and mechanical contracting services. The around decade consecutive year of expansion for the construction industry, lower interest rates enhanced the growth of the single-family residential segment, whereas a strong economy contributed to gradual growth in the commercial segment. This trend has contributed to appear of a large number of service companies. Generally, these companies are small, owner-operated, independent contractors who serve customers in a local market, and have limited access to capital for investment in to infrastructure, technology and expansion.

We believe that its customers generally select plumbing companies with a large, trained workforce that are able to meet their location and scheduling requirements, while also providing reliable high-quality service at a reasonable price. We obtain a significant portion of its contracts on negotiated terms through existing customer relationships instead of through competitive bid processes. Because many projects utilize repetitive plans, materials we are able to prefabricate some stuff necessary to complete the project, which ultimately increases productivity, quality and profitability by reducing construction time, labor costs and skill requirements.

We estimate that our cost of materials purchased currently represents approximately 20-25% of our revenue. We purchase copper, steel, PVC and ABS pipe, valves, hangers, fire protection and sprinkler systems, plumbing fixtures, drains, water heaters, boilers, chillers, air handling units and pumps, and other materials from a number of manufacturers. We buy these materials from the Home Depot or through wholesalers and other distributors. We negotiate with our suppliers to receive discounts whenever possible reduce the number of distributors from which it sources materials. We intend to focus on growth in its existing Start-ups markets through expansion of its national account strategy. We plan to continue to evaluate additional markets to assess the potential for future start-ups.

Plumbing services is our main activity service, which represent mostly of revenue, are primarily the installation of systems that convey domestic water throughout a building, systems that transport sanitary waste out of a building to a sewer connection, and systems that supply natural gas to various equipment or appliances such as heaters, boilers, ovens and stoves. A domestic water system typically includes separate piping for hot and cold water, as well as a number of fixtures such as sinks, bathtubs and showers. Plumbing contracting projects begin with project design and engineering in which the location, configuration and specifications for the plumbing systems to be installed are determined. Whether the design is provided by the customer, or we produce, the type, size and design of piping, fittings, valves, fixtures and other equipment is typically entered into our computer systems which handle estimation, materials ordering and job scheduling functions. Substantially all of the equipment and component parts we install are purchased from third-party wholesale suppliers or directly from the manufacturers and resold to the customer as part of the contracted installation. Orders and deliveries are coordinated to match the project schedule. Whenever possible, a significant portion of the plumbing and piping assembly is prefabricated at our facilities in order to reduce on-site installation time, increase quality control and reduce material costs and service time.

Once the job moves onto the costumer site, connections are made to the city sewage system, drainage piping is installed within the construction base, along the building's perimeter and risers are installed to elevate the piping above the level of the foundation. These risers are designed to either be contained within the walls for extension into upper floors, or to connect with fixtures to be installed in specified locations on ground level floors. After the foundation is poured and the framing for the walls and floors of the upper levels of the building is constructed, piping systems are extended to supply the fixtures and systems throughout the building and venting systems are installed. Once the walls have been covered, and the flooring, ceiling and roofing completed, fixtures (including sinks, water heaters, toilets, baths, faucets and spigots) are installed and the system is connected to the water main and gas supply. During the construction process, city whole inspectors generally tour a job site periodically to assure compliance with the applicable plumbing codes.

Licensing

We hold California Contractor's License #1045495. Most states require that at least one of our employees be a licensed master plumber, and many jurisdictions regulate the number and level of license holders who must be present on a construction site during the installation of plumbing and mechanical systems. California Contractors State License Board protects consumers by regulating the construction industry through policies that promote the health, safety, and general welfare of the public in matters relating to construction. The Contractors State License Board (CSLB) was established in 1929 as the Contractor’s License Bureau under the Department of Professional and Vocational Standards. Today, CSLB is part of the Department of Consumer Affairs. CSLB licenses and regulates contractors in 44 classifications that constitute the construction industry. There are approximately 300,000 licensed contractors in the state. CSLB also registers home improvement salespersons. CSLB's Statewide Investigative Fraud Team (SWIFT) focuses on the underground economy and on unlicensed contractors. This unit conducts proactive stings and sweeps to help curtail illegal contracting by and cites those who are not licensed. Also, some jurisdictions require us to obtain a building permit for each plumbing or mechanical project. In addition, we must comply with labor laws and regulations, including those that relate to verification by employers of legal immigration or work permit status of employees.

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Environmental Health and Safety

We are subject to safety standards established and enforced by, among others, the Occupational Safety and Health Administration. We are also subject to various environmental laws and regulations relating to the use, storage, transportation and disposal of various materials- especially asbestos and hazardous materials.

Long-term strategy

We are planning to conclude strategic alliances with national homebuilders to convert our heigh standard vision in plumbing industry to strong relationships. These homebuilders build thousands of homes per year but mainly deal with local or regional contractors in one-off relationships, which limits the homebuilder's ability to take advantage of its own scale. These homebuilders can be working with us to take advantage of operational, logistical and pricing synergies that would be provided by one contract.

Employees

As of December 31, 2022, we had seven employees. Currently, none of our employees are members of unions or work under a collective bargaining agreement. We believe that our relationship with employees is satisfactory. Information about licensing of the 7 employees. Include management.

Recruiting and Training

Recruiting and training primarily occur at the local level for each of our operating units. We are planning to initiated a new management trainee program which focuses on promoting from within, as well as providing college graduates with 1-2 years "hands on" experience in all facets of respective segment. W believes we are able to attract well qualified candidates, potential for growth and advancement, as well as its health, disability and life insurance, and retirement benefits.

Seasonality

In California the plumbing and mechanical contracting services industry is not sensitive by seasonal factors, which generally result in lower activity during winter months than in other periods. As a result, we expect that its revenue and profits will generally be the same of each fiscal year.

We face intense competition

The Company has many diverse competitors, which mostly consist of local and regional contractors. Here is the short list of our local competitors:

1.	My Plumber
2.	Black Mountain Plumbing
3.	Core Plumbing
4.	Bill Howe
5.	Anderson plumbing Heating &Air

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National competitors:

1.	Atlas plumbing
2.	Anytime Companies
3.	Jack Ward Plumbing

The main areas of competition include price, quality of services, insurance and bonding capacity and customer service.

Due to our small size, it can be assumed that many of our competitors have significantly greater financial, technical, marketing and other competitive resources. These competitors already have a big supplies inventory, stable customer service department. Accordingly, these competitors may have already begun to establish brand-recognition with consumers. We will attempt to compete against these competitors by developing features that exceed the features offered by competitors. However, we cannot assure you that our services will outperform competing products or those competitors will not develop new products that exceed what we provide. In addition, we may face competition based on price. If our competitors lower the prices on their services, then it may not be possible for us to market our services at prices that are economically viable.

The company’s industry is highly competitive.

The plumbing contracting service industry is highly fragmented and competitive. The industry is generally served by a large number of small, owner-operated private companies, and several large regional companies. We could also face competition in the future from other companies entering the market. We may also face competition from former employees who are familiar with the Company's current employees, customers, pricing structure and operational practices. Some of the Company's competitors offer a greater range of services. Some of its competitors may have lower overhead cost structures and may, therefore, be able to provide comparable services at lower rates. If we are unable to offer its services at competitive prices or if it has to reduce prices to remain competitive, the Company's profitability would be impaired.

Open new subsidiary

We are planning to open 5 (five) subsidiaries in California metropolitan areas: (Sacramento, San Francisco, Irvine, Los Angeles, Riverside). These areas have experienced significant new construction activity over the last years, and demographic trends indicate continued growth in these areas. Each branch will be included:

5 Technicians

1 Dispatcher

1 Sales person

1 Branch manager

Total 8 workers

Also, each branch will have 5 cargo vans and one sedan for Sales person. Total 6 cars.

Salary:

We plan to pay to our workers as below:

Technician $20-$25 per hour depended of qualification or around $50,000 per year

Dispatcher $50,000

Sales person $60,000 + commissions

Branch manager $140,000

Total salary for 8 workers - $500,000 per year.

Advertising

We are actively advertising our company on Google platform, Yelp, Instagram, Facebook, YouTube channel.

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New projects in similar industry

As continue growing we are planning to expand our existing business and develop the new activities such as:

Heating and Air Conditioning, Water Chemistry & Filtration, Restoration and Flood Damaging Repair, Remodeling, Caring of Swimming Pools, General Construction, Commercial - Business to Business needs. (B to B)

We believe the net proceeds from the sale of all the shares we are offering, assuming all the shares are sold (of which you have no assurance), will be sufficient to fund our operations for approximately 12-24 months, assuming application of the proceeds as outlined above and assuming we earn revenues. If we generate revenues in our new subsidiaries even in a beginning, revenues would extend the period over which the net proceeds from the sale of the shares will sustain our operations. See, “Risk Factors”. Our Board of Directors reserves the right to reallocate the use of net proceeds, if, in our judgment, such reallocation will best serve our needs in meeting changes, developments and unforeseen delays and difficulties. Pending use, the net proceeds shall be invested in our growing business.

Our property

Our office, warehouse and truck parking is provided by management at no cost. In the event we sell a sufficient number of shares of our common stock pursuant to this offering circular, we plan to lease general office, warehouse, and storage yard sufficient for our current needs and additional needs of additional personnel in the foreseeable future.

Market Opportunity

Industry Definition

Industry contractors install and maintain plumbing fixtures, fittings and equipment. Industry activities include work on household pipes and drains, installation of gas cooking and heating appliances and work on bathroom and toilet fixtures and venting systems. Emergency repair work (e.g. unclogging drains or repairing burst water mains) represents a significant source of industry revenue. Contractors may also supply plumbing appliances and coupling products for construction projects.

Industry Products and Services

•	General plumbing services & Pipe Fitting
•	Mechanical services
•	Building sprinkler system installation
•	Steam fitting and piping services
•	Lawn sprinkler installation

Industry Activities

•	Drain construction, cleaning or repairing
•	Gas plumbing
•	Gas appliance repair
•	Hot water systems installation
•	Repairing installed plumbing
•	Septic tank installation
•	Solar hot water systems installation
•	Steamfitting and piping contracting services
•	Interior and exterior sprinkler system installation

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Base on Plumbers Industry in the US - Market Research Report, the Plumbers industry represents contractors that install and maintain plumbing fixtures, fittings and equipment. Demand for the installation of plumbing appliances and pipe-fitting services is dependent on growth in the US construction market, which is generally linked to broader economic health. Over the five years to 2022, new nonresidential construction declined due to establishment closures caused by the COVID-19 (coronavirus) pandemic, which stagnated operations in the commercial sector, the industry's primary market. However, this decline was offset by strong residential construction growth, the industry's secondary market, where accommodative lending rates bolstered growth in this sector. A few things will help cushion plumbers from this demand reduction. For one thing, demand for emergency plumbing services and plumbing repairs is not affected by reduced household income, even though it may be more demanding on your cash flow. Companies that are already focused on emergency service should do well. If you can adjust your business to capture more emergency business, that can help. The most popular emergency plumbing services are still the usual suspects: water heater repair, drain cleaning, sewer line repair, leak repair, and fixture repair of all types. In addition, household income has not declined across the board. Many homeowners are still employed and more likely to be spending time at home than ever. These people are more likely to invest in home improvements, including some plumbing. Bidets, tankless water heaters, touch-free fixtures, quality showerheads and other high-end plumbing options may become more popular options. According to Globe News Wire, the plumbing fittings and fixtures market is growing by 4.2% per year, perhaps even more, in the United States. Keeping up with this growing and changing market is wise to supply your customers with the products they demand. Plumbing Fittings and Fixtures market worldwide is projected to grow by US$32.6 Billion driven by a compounded growth of 5. 6%. Bathroom Fixtures & Fittings, one of the segments analyzed and sized in this study, displays the potential to grow at over 6. 5%. The shifting dynamics supporting this growth makes it critical for businesses in this space to keep abreast of the changing pulse of the market.

Following the economic fallout related to the COVID-19 pandemic, demand for services provided by the Plumbers industry is expected to accelerate over the next five years. Resurgence in commercial construction activity due to the economy reopening after COVID 19 restrictions and subsequent decreased unemployment is expected to bolster demand for new installation services. However, downstream growth in the residential market will likely decelerate due to the gradual rise in mortgage rates. As the economy stabilizes and work in all sectors return to normal, the Federal Reserve will likely raise interest rates to maintain a substantiable level of economic growth. Nonetheless, steady investments into residential and nonresidential construction will contribute to the growth in this segment.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

 The following discussion and analysis should be read in conjunction with the balance sheet as of December 31,2021and the financial statements for the period ended December 31,2021 included herein. The results shown herein are not necessarily indicative of the results to be expected for any future periods.

Results of operations

For the 12 months Period from January 1, 2021 to December 31, 2021 we received revenue from our plumbing service $874,338. Total Cost of Sales $453,677 and Gross Profit 420,661. In this period our operating expenses composed Total General Administrative Expenses $239,045, Sales and Marketing Expenses $115,104, with Net Operating Income $66,513.

For the 12-month Period from January 1, 2022 to December 31, 2022 our revenue was $1,797,905, with total cost of sales 969,462 and gross profit $828,443. In this period our operating expenses compose $553,168. Total General Administrative Expenses $373,215, Sales and Marketing Expenses $179,953 with Net Operating Income $275,275.

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Liquidity and Capital Resources

Liquidity is the difference between our cash and cash equivalents on the one hand and our current liabilities on the other, often expressed as a “current ratio”. It is an indicator of our ability to meet our short term obligations as they become due. Our liquidity at December 31, 2021 and 2022 was $6,871_ and $132,415, respectively, or a current ratio of 1.10 and 3.36, respectively.

	2021	2022
Cash and equivalents	74,915	188,588
Current liabilities	68,044	56,173
Liquidity	6,871	132,415
Current ratio	1.10	3.36
Fixed Assets	49,188	312,091

Our capital resources consist of our fixed assets, which were $49,188 at December 31, 2021 and $312,091 at December 31, 2022. Our fixed assets consist primarily of Mercedes Sprinter 2500 vans for technician workers, several sedans’ cars to do estimates work, Hydro jet machine, Dump trailer.

To continue growing more extensive, we need more liquidity. We are offering shares of our common stock pursuant to this offering circular to increase of our liquidity.

Our Management

Information about our sole director and executive officer is set forth in the following table. The address of our directors and executive officers is our address. We do not have any other board of directors than our director and executive officer in this time.

Name	Age	Position	Director Beginning
Vladyslav Khorenko	36	Director, CEO and CFO	March 20, 2018

Our directors serve terms of one year and are generally elected at each annual stockholders meeting; provided, that you have no assurance we will hold a stockholders’ meeting annually. Each director will remain in office until his successor is elected and qualified, or his/her earlier resignation. We do not have independent directors using the definition of independence contained in the NASDAQ listing rules. Our executive officers are elected by the board of directors and their terms of office are at the discretion of the board of directors, subject to terms and conditions of their respective employment agreements, if any. We have the authority under California law and our bylaws to indemnify our directors and officers against certain liabilities.

Management Biography. Mr. Khorenko is our founder, sole director, chief executive and chief financial officer. He has more than 5 years’ experience in plumbing business: 4 years in US and rest of overseas. The last 5 years he worked hard to get the license and build the plumbing business. Не began providing plumbing services in San Diego himself, offering clients quality service. He solves problems with clogged pipes, leaks, breakdowns in plumbing, worn out water supply systems. He can fix plumbing in the kitchen, bathroom, toilet or pool. Now, he is the plumbing expert and company owner. Also, he shares plumbing experience on YouTube channel and has a lot of positive feedback.

In 2005 he graduated Kremenchug professional construction college in Ukraine.

We do not have an audit, compensation or any other committee of our board of directors.

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How We Compensate our Director and Executive Officer

Information about the annual 2021 and 2022 compensation we paid to our CEO/CFO Vladyslav Khorenko .

Name/Position(s)	Cash compensation	Other compensation	Total compensation
Vladyslav Khorenko) For 2021
CEO and CFO	$76,729	$—	$76,729
Vladyslav Khorenko) For 2022
CEO and CFO	$76,729	$—	$76,729

Summary Compensation

As of December 31, 2021, and December 31, 2022 we had no health, hospitalization, or medical reimbursement or relocation plans in effect. Further, we had no pension plans or plans or agreements which provide compensation on the event of termination of employment or corporate change in control. We have no long-term equity incentive plans.

Employment Contracts

We do not have employment contracts with our executive officers. We may consider entering into employment agreements in the future.

Who Owns Our Common Stock

Our principal stockholders are set forth in the following table. These principal stockholders include:

•	each of our directors and executive officers,
•	our directors and executive officers as a group, and
•	others who we know own more than five percent of our issued and outstanding equity securities.

We believe each of these persons has sole voting and investment power over the shares they own, unless otherwise noted. The address of our directors and executive officers is our address.

	Number of Shares		Percentage
	Before Offering	After Offering	Before Offering	After Offering
Vladyslav Khorenko, Director	32,000,000	32,000,000	91.429%	64.000%
Director and Officer (1 person)	32,000,000	32,000,000	91.429%	64.000%
Genova, LLC	3,000,000	3,000,000	8.571%	6.000%
1619 Costal Highway, Lewes, DE 19958

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Description Of Securities We Are Offering

Common Stock

We are offering up to 15,000,000 shares of our common stock.

We are authorized to issue 50,000,000 shares of common stock, par value $0.001 per share. At the date of this offering circular we have 35,000,000 shares of common stock issued and outstanding. Assuming we sell the 15,000,000 shares we are offering by this offering circular; we will have 50,000,000 shares issued and outstanding. The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current resolution which are included as exhibits to this Registration Statement.

The holders of our common stock currently have:

1.	Equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors;
2.	Entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
3.	Do not have preemptive, subscription or conversion rights and there is no redemption or sinking fund provisions or rights applicable thereto;
4.	Entitled to one vote per share on all matters on which stock holders may vote. Except as otherwise required by California law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

We have not chosen a transfer agent yet and disclosure it when we make a decision.

LEGAL MATTERS

Certain legal matters with respect to the validity of the shares of common stock offered pursuant to this offering circular will be passed upon for us by Jackson L. Morris, Attorney at Law, St. Petersburg, Florida.

Experts

We have relied on experts for audit of our financial statements because our financial statements are audited by Yusufali & Associates, LLC, PCAOB, AICPA, PCIDSS, Fed Ramp, HITRUST & ISC2, Registered:

188 Eagle Rock Avenue, Suite 1, Roseland, NJ 07068. Email: ymusaji@ya-cpa.com

The financial statements are included in reliance on such report given upon the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information About Us

We have filed an offering statement on Form 1-A under the Securities Act with the U.S. Securities and Exchange Commission for the common stock offered by this offering circular. This offering circular does not include all of the information contained in the offering statement. You should refer to the offering statement and our exhibits for additional information. Whenever we make reference in this offering circular to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the offering statement for copies of the actual contract, agreement or other document. When we complete this offering, we will also be required to file certain reports and other information with the SEC for a period of time and may continue to voluntarily file such reports.

You can read our SEC filings, including the offering statement of which this offering circular is a part, and exhibits, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at our Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

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Index to Financial Statements

Almco Plumbing, Inc.

Consolidated Financial Statements

For the Years Ended December 31, 2021 and 2022

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Yusufali & Associates, (Y&A) LLC.

Certified Public Accountants & IT Consultants

PCAOB, PCIDSS, AICPA & ISC2 Registered

55 Addison Drive, Short Hills, NJ 07078

Phone: 973-985-6169	Fax: 973-346-1923

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders of Almco Plumbing Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Almco Plumbing, Inc. (a California Corporation), as of December 31, 2022, and December 31, 2021, and the related statements of operations, changes in stockholder’s equity and cash flows for each of the two years in the period ended December 31, 2022, December 31, 2021 and the related notes. In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2022 and December 31, 2021, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2022, and December 31, 2021 in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the PCAOB and AICPA and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Yusufali & Associates, LLC

We have served as the Company’s auditor since 2022.

Short Hills, New Jersey

February 27, 2023

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ALMCO PLUMBING INC.
BALANCE SHEET (AUDITED)
DECEMBER 31, 2022 AND DECEMBER 31,2021

	December 31,2022	December 31,2021
ASSETS
Current Assets :
Cash & Cash equivalents	$85,287	$22,079
Accounts Receivable	$98,801	$52,836
Other Current Assets	$4,500	$—
Total Current Assets	$188,588	$74,915
Fixed Assets
Intangible Fixed Assets	$1,849	$—
Tangible Fixed Assets	$310,242	$49,188
Total Fixed Assets	$312,091	$49,188
TOTAL ASSETS	$500,679	$124,103

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Current Liabilities:
Accounts Payable	$17	$(301)
Credit Cards	$10,047	$11,433
Other Current Liabilities	$46,109	$56,913
Total Current Liabilities	$56,173	$68,044
Long-Term Liabilities
Loans for vehicles	$139,129	$20,623
Total Long-Term Liabilities	$139,129	$20,623
Total Liabilities	$195,302	$88,668
STOCKHOLDERS' EQUITY	$305,377	$35,436
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$500,679	$124,103

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ALMCO PLUMBING INC.
STATEMENTS OF OPERATIONS (AUDITED)
FOR THE YEAR ENDED DECEMBER 31, 2021 AND 2022

	For the year ended December 31, 2021	For the year ended December 31, 2022
Revenues:
Gross Revenues	$874,338	$1,797,905
Cost of Sales
Field tech gross salaries	$80,777	$217,863
Field tech employer’s salary taxes	$8,491	$17,176
Vehicle expenses	$38,473	$97,032
Other Cost of Sales	$325,936	$637,390
Total Cost of Sales	$453,677	$969,462
Gross Profit	$420,661	$828,443
Operational Expenses:
General Administrative Expenses
Gross Salaries	$153,804	$177,965
Employer’s Salary Taxes	$13,012	$13,455
Other General Administrative expenses	$72,228	$181,796
Total General Administrative Expenses	$239,045	$373,215
Sales and Marketing Expenses	$115,104	$179,953
Total Operational Expenses	$354,148	$553,168
Net Operating Income	$66,513	$275,275
Other Income & Expenses
Other Income	$37,448	$17,052
Other Expenses	$60,549	$56,904
Net Other Income	$(23,101)	$(39,852)
Net Income	$43,411	$235,424

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ALMCO PLUMBING INC.
STATEMENTS OF STOCKHOLDERS' EQUITY (AUDITED)
FOR THE YEAR ENDED DECEMBER 31,2021

	Common Stock
	Shares	Par Value	APIC	Investments	Accumulated Gain/Deficit	Total Stockholders' Equity
Balance, March 20, 2018 (Inception)	—	—		$10,286	$(14,241)	$(3,955)
Net Profit					$43,412	$43,412
Owner's expenses					$(4,021)	$(4,021)
Balance, December 31, 2021	$0	$0	$0	$10,286	$25,149	$35,436

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ALMCO PLUMBING INC.
STATEMENTS OF STOCKHOLDERS' EQUITY (AUDITED)
FOR THE YEAR ENDED DECEMBER 31,2022

	Common Stock
	Shares	Par Value	APIC	Investments	Accumulated Gain/Deficit	Total Stockholders’ Equity
Balance, March 20, 2018 (Inception)	—			$10,286	$(14,241)	$(3,955)
Net Profit					$43,412	$43,412
Owner's expenses					$(4,021)	$(4,021)
Balance, December 31, 2021	$0	$0	$0	$10,286	$25,149	$35,436
Opening balance equity transferred to loan						$—
Common Shares Issued:
Purchased by non-affiliate investors	3,000,000	$0.001	$3,000			$3,000
Purchased by officerVladyslav Khorenko	32,000,000	$0.001	$32,000			$32,000
Owner's expenses					$(483)	$(483)
Net profit					$235,424	$235,424
Balance, December 31, 2022	$35,000,000	$0.001	$35,000	$10,286	$260,091	$305,377

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ALMCO PLUMBING INC.
STATEMENT OF CASH FLOWS (AUDITED)
FOR THE YEAR ENDED DECEMBER 31,2021

	For the year ended December 31, 2021	For the year ended December 31, 2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$43,411	$235,424
Adjustments to reconcile Net Income to Net Cash provided by operations:
Accounts Receivable	$(32,502)	$(45,965)
Accounts Payable (A/P)	$(81)	$(4,500)
Credit Cards	$6,335	$318
Other Current Liabilities	$15,917	$(1,386)
Total Adjustments to reconcile Net Income to Net Cash provided by operations:	$(10,331)	$(10,804)
Net cash provided by operating activities	$33,081	$(62,337)
CASH FLOWS FROM INVESTING ACTIVITIES		$173,087
Intangible Fixed Assets	$—	$(1,849)
Tangible Fixed Assets	$(12,498)	$(261,054)
Net cash provided by investing activities	$(12,498)	$(262,903)
CASH FLOWS FROM FINANCING ACTIVITIES
Loans for vehicles	$(5,817)	$118,506
Opening Balance Equity	$—	$35,000
Owner's Pay & Personal Expenses	$(4,021)	$(483)
Net cash provided by financing activities	$(9,838)	$153,023
Net cash increase for period	$10,744	$63,208
Cash at beginning of period	$11,335	$22,079
Cash at end of period	$22,079	$85,287
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ALMCO PLUMBING, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2021

And FOR THE YEAR ENDED DECEMBER 31, 2022

(audited)

NOTE 1 — Description of Business

The Company is a California corporation founded in 2018. It is engaged in the plumbing business in California.

Plumbing services is our main activity service, which represent mostly of revenue, are primarily the installation of systems that convey domestic water throughout a building, systems that transport sanitary waste out of a building to a sewer connection, and systems that supply natural gas to various equipment or appliances such as heaters, boilers, ovens and stoves. A domestic water system typically includes separate piping for hot and cold water, as well as a number of fixtures such as sinks, bathtubs and showers. Plumbing contracting projects begin with project design and engineering in which the location, configuration and specifications for the plumbing systems to be installed are determined. Whether the design is provided by the customer, or produced by the Company, the type, size and design of piping, fittings, valves, fixtures and other equipment is typically entered into our computer systems which handle estimation, materials ordering and job scheduling functions. Substantially all of the equipment and component parts the Company installs are purchased from third-party wholesale suppliers or directly from the manufacturers and resold to the customer as part of the contracted installation. Orders and deliveries are coordinated to match the project schedule. Whenever possible, a significant portion of the plumbing and piping assembly is prefabricated at the Company’s facilities in order to reduce on-site installation time, increase quality control and reduce material costs and service time.

We have growing operating revenues. Recorded revenues were generated from customers’ payments. We generate revenue from single family residential, multifamily residential and commercial customers, respectively. These operating segments offer similar products and services with differing complexities to distinct customer groups.

The single-family residential market includes housing projects, small condominium projects, and town house development. The multifamily residential market includes apartment projects and condominiums. For family and multifamily residential customers, we provide plumbing, maintenance and repair services.

Our commercial segment is focused on obtaining plumbing and mechanical contracts with higher margins.

We provide plumbing, mechanical contracting services, maintenance and repair to commercial customers. The commercial market includes retail establishments, office buildings, hotels, manufacturing plants and other industrial complexes.

NOTE 2 — Significant Accounting Policies and Recent Accounting Pronouncements

Basis of Presentation

The Company follows United States GAAP (Generally Accepted Accounting Principles) for presentation of financial statements and disclosures. The Balance sheet, Statement of Operations, Statement stockholders’ Equity, Statement of Cash Flow are reported representing our activities operations for the 2021and 2022. The Financial Statements and related disclosures as of December 31, 2021 and December 31, 2022 are audited pursuant to the rules and regulations of the United States Securities and Exchange Commission (`SEC"). The Company has adopted December 31 fiscal year end.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates. These estimates and assumptions are used in, but not limited to, certain receivables and accounts payable and the provision for uncertain liabilities.

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Revenue Recognition

The Company follows ASC 606 2014-09 Revenue from Contracts with Customers. This involves identifying the contract with the customer, identify separate performance obligations, determine the transaction price, allocate the transaction price to the separate performance obligations, and then recognize revenue when (or as) performance obligations are satisfied. The Company considered recognizes its revenue on the accrual basis, which considers revenue to be earned when the services have been performed. We considered gross revenue as a principal. Our revenue includes payments from the costumers for the plumbing business.

Inventories – Inventories are measured at the lower of cost and net realizable value. The cost of inventory is based on the weighted average principle for finished goods and on the standard cost principle for raw materials and work-in-progress for inventories that are manufactured. Cost includes expenditure incurred in acquiring the inventories, production or conversion costs and other costs incurred in bringing them to their existing location and condition. In the case of manufactured inventories and work in progress, cost includes an appropriate share of production overheads based on normal operating capacity. Net realizable value is the estimated selling price in the ordinary course of business, less the estimated cost of completion and selling expenses.

Cash and Cash Equivalents - All highly liquid investments with original maturities of nine months or less are classified as cash and cash equivalents. The fair value of cash and cash equivalents approximates the amounts shown on the financial statements.

Fair Value of Financial Instruments

ASC 825, 'Disclosures about Fair Value of Financial Instruments, requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements" defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2021 and December 31, 2022.

Income Taxes - The Company is subject to income taxes in the United States. Income tax expense (benefit) is provided for using the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, 'Income Taxes. Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity's financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets wit not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10 provides guidance on recognition and measuring tax positions taken or expected to be taken in a tax return that directly or indirectly affect amounts reported in financial statements.

Basic and Diluted Loss Per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 'Earnings per Share, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive earnings (loss) per share excludes al potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments, and therefore, basic and diluted earnings (loss) per share are equal.

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Recently Adopted Accounting Standards - The Company has adopted all recently issued accounting pronouncements. The adoption of the accounting pronouncements, include those not yet effective, is not anticipated to have a material effect on the financial position or results of operation of the Company.

NOTE 3 — Property and Equipment

Fixed Assets

December 31, 2021
Total Fixed Assets	$49,188

December 31, 2022
Total Fixed Assets	$312,091

NOTE 4 — Concentrations

We have a lot of customers from whom we received the income and we are able to diversify in order to mitigate the risks.

NOTE 5 — Concentration of Credit Risk

The Company maintains cash balances at a Bank of America financial institution. The balance, at any given time, may exceed Federal Deposit Insurance Corporation FDIC insurance limits of $250,000 per institution. The Company's cash balances at December 31, 2022 were within FDIC insured limits.

NOTE 6 — Debt

Vladyslav Khorenko is our CEO. From time to time, he loaned the Company funds for the operational costs. In 2021 and 2022 he wasn’t loaned any amount.

NOTE 7— Shareholders Equity

As of December 31, 2021, the company authorized to issue 0 of common shares. The Company has no stock-based compensation plans for employees and non-employee members of the Board of Directors.

November 1st, 2022, the Company issue resolution about authorized to issue to 75,000,000 of common shares.

At December 31, 2022, the total number of shares of all classes of stock, which the Company shall have authority to issue is 50,000,000, consisting of 32,000,000 common shares or 64% issue to our CEO Vladyslav Khorenko, 3,000,000 common stock or 6% to Genova LLC, and 15,000,000 or 30% we going to sell to the public.

The Company has no stock-based compensation plans for employees and non-employee members of the Board of Directors.

NOTE 8 — Commitments and Contingencies

The Company has no commitments or contingencies.

NOTE 9 — Contractual Arrangements

The Company has no long terms ongoing contractual arrangements with our customers.

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NOTE 10 — Subsequent Events and climate-related events impacts to financial statement

The rule would require company to disclose, in a footnote to the financial statements, the financial statement impacts of (i) climate-related events, including severe weather events and other natural conditions such as flooding, drought, wildfires, extreme temperatures, and sea level rise, and (ii) transition activities, including efforts to reduce GHG emissions or otherwise mitigate exposure to transition risks.

The Company's management reviewed all material events through December 31, 2022 the date our fiscal year ended. By this date we have the assets that directly and indirectly influenced on environmental. We indicated risks, include climate related risks in Risk Factors portion.

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PART III—EXHIBITS

Item 16. Index to Exhibits

Exhibit No.	Description
3.1	Articles of Incorporation
3.2	Bylaws
4.1	Common Stock Subscription Agreement
12	Legal Opinion, to be filed by amendment
23.1	Consent of audit firm.
23.2	Consent of counsel, included in Exhibit 12

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on March 7,2023

Almco Plumbing, Inc.

By: /s/ Vladyslav Khorenko
Vladyslav Khorenko, CEO, CFO

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position

/s/ Vladyslav Khorenko
Vladyslav Khorenko CEO, CFO	Director, Chief Executive Officer
March 7, 2023

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